Exhibit 2.01

Extractive Sector Transparency Measures Act - Annual Report

Reporting Entity Name			enCore Energy Corp.

Reporting Year	From	1/1/2024	To:	12/31/2024	Date submitted	5/12/2025

Reporting Entity ESTMA Identification Number	E757000		Original Submission Amended Report

Other Subsidiaries Included (optional field)		URI Inc, Metamin Enterprises, Inc., Powertech (USA) Inc., Ucolo Exploration Corp., Azarga Uranium Corp., enCore Alta Mesa, LLC

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the
ESTMA
, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity		Shona Wilson			Date

Position Title		Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	1/1/2024	To:	12/31/2024

Reporting Entity Name		enCore Energy Corp.				Currency of the Report	USD

Reporting Entity ESTMA Identification Number		E757000

Subsidiary Reporting Entities (if necessary)

Payments by Payee

Country	Payee Name 1	Departments, Agency, etc... within Payee that Received Payments 2	Taxes	Royalties	Fees	Production Entitlements		Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes 34

United States of America	Government of the United States of America	Department of Interior, Bureau of Land Management			$516,200.00						$516,200.00	Amounts stated in USD as this is the reporting currency, payments were made in USD

United States of America	State of Texas	Texas Commission on Environmental Quality			$205,104.94						$205,104.94	Amounts stated in USD as this is the reporting currency, payments were made in USD

Additional Notes:

1	Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).
2	Optional field.
3	When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
4
Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	1/1/2024	To:	12/31/2024

Reporting Entity Name		enCore Energy Corp.				Currency of the Report	USD

Reporting Entity ESTMA Identification Number		E757000

Subsidiary Reporting Entities (if necessary)

Payments by Project

Country	Project Name 1	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes 23

United States of America	Alta Mesa			$143,364.94					$143,364.94	Claim fees

United States of America	USC-Brown			$31,055.00					$31,055.00	Claim fees

United States of America	Rosita			$21,925.00					$21,925.00	Claim fees

United States of America	Breccia Pipes			$96,600.00					$96,600.00	Claim fees

United States of America	Shirley Basin			$3,200.00					$3,200.00	Claim fees

United States of America	Wild Buck			$3,600.00					$3,600.00	Claim fees

United States of America	Paco 35/75			$5,200.00					$5,200.00	Claim fees

United States of America	NoseRock			$8,400.00					$8,400.00	Claim fees

United States of America	Treeline			$7,800.00					$7,800.00	Claim fees

United States of America	Metamin -Other			$13,800.00					$13,800.00	Claim fees

United States of America	West Largo			$19,400.00					$19,400.00	Claim fees

United States of America	Dewey-Burdock			$74,000.00					$74,000.00	Claim fees

United States of America	Dewey-Terrace			$93,800.00					$93,800.00	Claim fees

United States of America	Gas Hills			$126,560.00					$126,560.00	Claim fees

United States of America	Juniper Ridge			$27,920.00					$27,920.00	Claim fees

United States of America	Shirely Basin			$31,080.00					$31,080.00	Claim fees

United States of America	JB			$6,800.00					$6,800.00	Claim fees

United States of America	Ticaboo			$6,800.00					$6,800.00	Claim fees

Additional Notes 3 :

1	Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the “Payments by Project” table.
2	When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
3
Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the “Additional Notes” row or the “Notes” column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.